UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 6, 2008

MARCO COMMUNITY BANCORP, INC.
(Exact name of registrant as specified in its charter)

Florida	000-50557	84-1620092
(State or other jurisdiction	Commission File Number	(I.R.S. Employer
Of incorporation)		Identification No.)

1770 San Marco Road, Marco Island, FL		34145
(address of principal executive offices)		(Zip Code)

Registrant’s telephone number: (239) 389-5200

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. Other Events.

On June 6, 2008, Marco Community Bancorp, Inc.’s (“Company”) filed a Registration Statement on Form S-1 for the sale of 1,000,000 shares of common stock.  The stock will be offered only to Company shareholders as of a to-be-determined record date. Net proceeds that the Company receives from the offering will be used to provide operating capital (including additional allowances for loan losses, if necessary) and to support continued growth. As conditions permit, we may also use the proceeds of this offering to take advantage of growth and revenue-enhancing opportunities, including possibly opening new branches, and to provide more convenience and services to existing and potential customers.

Pursuant to each common stock shareholder’s basic subscription right, each such shareholder will be permitted to purchase a number of shares equal to 20% of the number of shares of common stock they owned on the record date, or one share for every five shares of common stock owned on that date. For example: a common stock shareholder who owns 100 shares on the record date, will be permitted to purchase 20 shares in the offering pursuant to the shareholder’s basic subscription right.

Additionally, each share of Series B preferred stock is convertible into 6,000 shares of our common stock. Therefore, based on the same 20% basic subscription right for common shareholders, each Series B preferred stock shareholder will be permitted to purchase 1,200 shares for each share of Series B preferred stock held on the record date. For example: a Series B preferred stock shareholder who owns two shares, would receive 12,000 common shares upon conversion. Therefore, a Series B preferred stock shareholder who owns two shares on the record date may purchase 2,400 shares pursuant to the shareholder’s basic subscription right.

Any shares not subscribed for pursuant to shareholders’ basic subscription rights, as well as the additional shares registered, will be made available for sale to Company shareholders pursuant to their oversubscription privilege. Fulfillment of oversubscriptions will be determined in the sole discretion of the Company’s Executive Committee of the Board of Directors.

A registration statement relating to the described securities has been filed with the Securities and Exchange Commission but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective.

Shareholders of record on the to-be-determined record date may obtain a written prospectus for the offering meeting the requirements of Section 10 of the Securities Act of 1933, as amended, by writing to Laura Jennings, Assistant Vice President, Marco Community Bancorp, Inc., 1770 San Marco Road, Suite 201, Marco Island, Florida 34145.

This Current Report shall not constitute an offer to sell or the solicitation of an offer to buy any securities. Securities may not be sold nor may offers to buy be accepted prior to the effectiveness of a registration statement nor shall there be any sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any state.

ITEM 5.02.     Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Also on June 6, 2008, the Company received and accepted the resignation of Company and Marco Community Bank (“Bank”) Chief Financial Officer, Thomas M. Whelan, to be effective June 20, 2008. On that same date, the Company appointed Laura Witty, age 44, to assume Mr. Whelan’s duties at the Bank on an interim basis, subject to regulatory clearance. Ms. Witty has served as Vice President and Controller of the Bank since March 2005. Ms. Witty has more than 25 years banking experience. Prior to her joining the Company she served as First National Bank of Florida’s Financial Reporting Manager and worked at Citizens Community Bank, Marco Island, Florida prior to their merger.

On April 26, 2008, the Company held its Annual Meeting of Stockholders. At this meeting, every item on the agenda was adopted, including the reelection of directors: John V. Cofer, Joel M. Cox, Bruce G. Fedor, Jamie B. Greusel, Robert A. Marks, Stephen A. McLaughlin, E. Terry Skone and Richard Storm, Jr. Mr. Storm, the Company’s Chairman, chaired the meeting and offered a recap of 2007 and his observations on the local and national economy for 2008. The following Monday evening, April 28, 2008, the Company held a shareholders’ reception. In excess of 125 people attended the reception, including many officers and directors of the Company and the Bank.

FORWARD-LOOKING STATEMENTS

This current report contains forward-looking statements, which can be identified by the use of words such as “estimate,” “project,” “believe,” “intend,” “anticipate,” “plan,” “seek,” “expect” and words of similar meaning.

These forward-looking statements are based on current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control. In addition, these forward-looking statements are subject to assumptions with respect to strategic objectives, anticipated financial results, future business prospects and decisions that are subject to change.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements:general economic conditions, either nationally or in our market areas, that are worse than expected; changes in laws or government regulations or policies affecting financial institutions, including changes in regulatory fees and capital requirements; competition among depository and other financial institutions; inflation and changes in the interest rate environment that reduce our margins or reduce the fair value of financial instruments; adverse changes in the securities markets; and changes in our organization, compensation and benefit plans.

Because of these and other uncertainties, our actual future results may be materially different from the results indicated by these forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Marco Community Bancorp, Inc.
(Registrant)
Date: June 10, 2008

/s/ Richard Storm, Jr.
Richard Storm, Jr.
Chairman and Chief Executive Officer